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As filed with the Securities and Exchange Commission on December 6, 2013

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

OCERA THERAPEUTICS, INC.
(Exact name of Registrant as specified in its charter)

Delaware	63-1192270
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)
525 University Avenue, Suite 610 Palo Alto, California 94301 (650) 475-0150 (Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant's Principal Executive Offices)

Linda S. Grais M.D.
Chief Executive Officer and President
Ocera Therapeutics, Inc.
525 University Avenue, Suite 610
Palo Alto, California 94301
(650) 475-0150
(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent for Service)
Copies to: Mitchell S. Bloom, Esq. Joseph C. Theis, Esq. Goodwin Procter LLP Exchange Place 53 State Street Boston, MA 02109 (617) 570-1000

          Approximate date of commencement of proposed sale to the public:    From time to time after the effective date of this registration statement

          If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

          If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, as amended, or the Securities Act, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒

          If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

          If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

          If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

          If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

          Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of "large accelerated filer," "accelerated filer" and "smaller reporting company" in Rule 12b-2 of the Securities Exchange Act of 1934, as amended, or the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐	Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☒

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered(1)(2)	Proposed Maximum Offering Price Per Share(3)	Proposed Maximum Aggregate Offering Price(3)	Amount of Registration Fee

Common Stock, par value $0.00001 per share	4,729,064	$10.02	$47,385,222	$6,104

(1)
Pursuant to Rule 416 under the Securities Act of 1933, as amended, this registration statement also covers such additional shares as may hereafter be offered or issued with respect to the shares registered hereby resulting from stock splits, stock dividends, recapitalizations or similar capital adjustments.
(2)
The number of shares of common stock includes 3,940,887 issued shares of common stock and 788,177 shares of common stock, in the aggregate, issuable upon exercise of the Company's outstanding warrants issued pursuant to the terms of the Securities Purchase Agreement, dated as of November 5, 2013, between the registrant and the investors named therein.
(3)
Estimated solely for purposes of calculating the amount of the registration fee pursuant to Rule 457(c) of the Securities Act of 1933, as amended, based upon the average of the high and low sales prices of the registrant's common stock as reported on the NASDAQ Global Market on December 3, 2013.

          The registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment that specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act, or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. Neither we nor the selling stockholders may sell or accept an offer to buy these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting offers to buy these securities in any jurisdiction where such offer or sale is not permitted.

Subject to Completion, Dated December 6, 2013

PROSPECTUS

4,729,064 Shares

Common Stock

        This prospectus relates to the resale from time to time of up to 4,729,064 shares of our common stock by the selling stockholders named in this prospectus. Of these shares, 3,940,887 shares are outstanding shares of common stock held by the selling stockholders identified in this prospectus and 788,177 shares are shares of common stock issuable upon exercise of warrants held by the selling stockholders identified in this prospectus. We are not selling any securities under this prospectus and will not receive any of the proceeds from the sale of shares by the selling stockholders. We will, however, receive the net proceeds of any warrants exercised for cash.

        The selling stockholders may sell the shares of common stock being offered by this prospectus from time to time on terms to be determined at the time of sale through ordinary brokerage transactions or through any other means described in this prospectus under "Plan of Distribution." The shares of common stock were issued to the selling stockholders in connection with the November 2013 Financing (as defined herein), and we are required to register the resale of such shares of common stock in accordance with the terms of the November 2013 Registration Rights Agreement (as defined herein). The selling stockholders may sell the shares in negotiated transactions or otherwise, at the prevailing market price for the shares or at negotiated prices. We will not be paying any underwriting discounts or commissions in this offering.

        Our common stock is traded on the NASDAQ Global Market under the symbol "OCRX." On December 5, 2013, the last reported sale price of our common stock on the NASDAQ Global Market was $12.50.

        INVESTING IN OUR SECURITIES INVOLVES A HIGH DEGREE OF RISK. YOU SHOULD REVIEW CAREFULLY THE RISKS AND UNCERTAINTIES REFERENCED UNDER THE HEADING "RISK FACTORS" ON PAGE 4 OF THIS PROSPECTUS AS WELL AS THOSE CONTAINED IN THE OTHER DOCUMENTS THAT ARE INCORPORATED BY REFERENCE INTO THIS PROSPECTUS.

        Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is                                    , 2013.

You should rely only on the information contained in or incorporated by reference into this prospectus or any applicable prospectus supplement. We have not, and the selling stockholders have not, authorized anyone to provide you with different information. Neither we nor the selling stockholders are making an offer to sell or seeking an offer to buy shares of our common stock under this prospectus or any applicable prospectus supplement in any jurisdiction where the offer or sale is not permitted. The information contained in this prospectus, any applicable prospectus supplement and the documents incorporated by reference herein and therein are accurate only as of their respective dates, regardless of the time of delivery of this prospectus or any sale of a security. Our business, financial condition, results of operations and prospects may have changed since that date.

SUMMARY

        This summary highlights information contained elsewhere in this prospectus and does not contain all of the information that you should consider in making your investment decision. Before investing in our common stock, you should carefully read this entire prospectus, including our financial statements and the related notes included elsewhere in this prospectus. You should also consider, among other things, the matters described under "Risk Factors" and "Management's Discussion and Analysis of Financial Condition and Results of Operations" in each case appearing elsewhere in this prospectus. Unless otherwise stated, all references to "us," "our," "Ocera," "we," the "Company" and similar designations refer to Ocera Therapeutics, Inc. and its subsidiaries.

Company Overview

        We are a clinical stage biopharmaceutical company focused on the development of OCR-002 for the treatment of acute and chronic hyperammonemia and associated hepatic encephalopathy, or HE, in patients with liver cirrhosis, acute liver failure and acute liver injury. OCR-002 is a novel, proprietary molecule comprised of phenylacetate bound with ornithine functioning as an ammonia scavenger to treat acute and chronic HE. OCR-002 has received Orphan Drug designation and Fast Track status from the U.S. Food and Drug Administration, or FDA, for the treatment of hyperammonemia and resultant HE in patients with acute liver failure or acute on chronic liver disease.

        Our clinical development approach is to focus our activities on the intravenous form of OCR-002 to treat acute HE in hospitalized patients while beginning formulation work on the oral form of OCR-002 for acute-to-chronic care of HE patients. Previously, we completed Phase 1 studies using the intravenous formulation in both healthy volunteers and patients with liver cirrhosis to establish safety, tolerability and target dosage. OCR-002 is presently the subject of two externally-sponsored Phase 2a studies. The first of these studies is evaluating OCR-002 in patients with known liver cirrhosis and elevated ammonia due to upper gastrointestinal bleeding, or UGIB. UGIB is a complication of liver cirrhosis, and often leads to acute HE. The open label phase of this study showed a rapid and durable ammonia reduction within 36 hours of initiation of infusion of OCR-002. The second part of this study, a double-blind, placebo-controlled study to measure ammonia plasma concentration and improvement in HE is currently enrolling. The second externally sponsored Phase 2a study is with the Acute Liver Failure Study Group, or the ALFSG, funded by the National Institutes of Health. The ALSFG is studying OCR-002 for the treatment of patients with acute liver injury and acute liver failure due to acetaminophen overdose.

        We have opened enrollment sites for a Phase 2b study of OCR-002 and expect to begin patient enrollment in the near future. We expect the study to include approximately 200 patients and to be designed as a randomized, double-blind, placebo-controlled, efficacy study as a treatment for acute HE in hospitalized patients with liver cirrhosis.

Merger Transaction

        On July 15, 2013, Tranzyme, Inc., or Tranzyme, completed its merger, or the Merger, with Ocera Therapeutics, Inc., a privately held Delaware corporation, referred to herein as Private Ocera, in accordance with the terms of the Agreement and Plan of Merger and Reorganization, or the Merger Agreement, dated as of April 23, 2013, by and among Tranzyme, Private Ocera and Terrapin Acquisition, Inc., a wholly-owned subsidiary of Tranzyme, or Merger Subsidiary. Pursuant to the Merger Agreement, Merger Subsidiary merged with and into Private Ocera, with Private Ocera surviving the merger as a wholly-owned subsidiary of the combined company. In connection with the Merger, Private Ocera changed its name to Ocera Subsidiary, Inc. and the combined company changed its name from Tranzyme, Inc. to Ocera Therapeutics, Inc. Immediately prior to the Merger and in connection therewith, we effected a 1-for-12 reverse stock split of our common stock.

Recent Financing Transactions

        On April 23, 2013, concurrently with the execution of the Merger Agreement, Tranzyme entered into a Securities Purchase Agreement, or the Financing Agreement, with certain former Private Ocera stockholders. Pursuant to the Financing Agreement, promptly after the consummation of the Merger, we sold approximately $20.0 million in shares of common stock, or the Financing, at a per share purchase price of $6.0264, representing the volume weighted average closing price for our common stock for the 10 trading days ending the day prior to the closing of the Merger. The issuance of common stock in connection with the Financing was approved at the special meeting of Tranzyme's stockholders held on July 15, 2013. Subsequently, the Financing was consummated on July 15, 2013 pursuant to a private placement exempt from registration under Section 4(2) and Regulation D under the Securities Act of 1933, as amended, or the Securities Act, and the rules promulgated thereunder. Concurrently with the execution of the Financing Agreement, Tranzyme entered into a Registration Rights Agreement that granted customary registration rights to the participants in the Financing, which registration rights were waived in connection with the November 2013 Financing (as defined below).

        On November 5, 2013, we entered into a Securities Purchase Agreement, or the November 2013 Financing Agreement, with entities affiliated with Vivo Capital, Venrock, Deerfield Management, Great Point Partners, QVT Financial, RA Capital Management, InterWest Partners, Three Arch Opportunities Fund and certain other purchasers identified therein. On November 8, 2013, we sold and issued, and the purchasers purchased, an aggregate of 3,940,887 units, or the Units, for an aggregate purchase price of $28.0 million, or the November 2013 Financing. Each Unit consisted of one share of our common stock and warrants to acquire 0.20 shares of our common stock at an exercise price of $7.663 per share, or the Warrants. The Units consist of an aggregate of 3,940,887 shares of common stock, or the Initial Shares, and Warrants exercisable for an aggregate of 788,177 shares of common stock, or the Warrant Shares, and together with the Initial Shares, the Shares. The November 2013 Financing was consummated pursuant to a private placement exempt from registration under Section 4(2) and Regulation D under the Securities Act and the rules promulgated thereunder. Concurrently with the execution of the November 2013 Financing Agreement, we entered into a Registration Rights Agreement, or the November 2013 Registration Rights Agreement, that granted customary registration rights to the participants in the November 2013 Financing. The Shares are being registered under the registration statement of which this prospectus forms a part in accordance with the November 2013 Registration Rights Agreement.

Company Information

        We were incorporated under the laws of the State of Delaware in January 1998. Our principal executive office is located at 525 University Avenue, Suite 610, Palo Alto, California, 94301, and our telephone number is (650) 475-0150. Our website address is www.ocerainc.com. We do not incorporate the information on or accessible through our website into this prospectus, and you should not consider any information on, or that can be accessed through, our website as part of this prospectus. Our current and future annual reports on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K and other filings with the SEC are available, free of charge, through our website as soon as reasonably practicable after we electronically file such materials with, or furnish them to, the SEC. Our SEC filings can be accessed through the investors section of our website. The information contained on, or accessible through, our website is not intended to be part of this prospectus or any report we file with, or furnish to, the SEC and incorporated by reference herein. Our common stock trades on the NASDAQ Global Market under the symbol "OCRX."

The Offering

Issuer:	Ocera Therapeutics, Inc.
Securities offered by Selling Stockholders:	4,729,064 shares of our common stock.
Use of proceeds:	We will not receive any proceeds from sales of the shares of common stock sold from time to time under this prospectus by the selling stockholders.
Risk Factors:

An investment in our common stock involves a high degree of risk. See "Risk Factors" beginning on page 4 for a discussion of certain factors that you should consider when evaluating an investment in our common stock.

NASDAQ Global Market:	OCRX

RISK FACTORS

        Investing in our securities involves a high degree of risk. Before purchasing our securities, you should carefully consider the risks and uncertainties set forth under the heading "Risk Factors" in our Quarterly Report on Form 10-Q for the quarter ended September 30, 2013, filed with the SEC on November 14, 2013, which is incorporated by reference in this prospectus, as well as any updates thereto contained in subsequent filings with the SEC or any applicable prospectus supplement or free writing prospectus. If any of these risks were to occur, our business, financial condition or results of operations would likely suffer. In that event, the value of our securities could decline, and you could lose all or part of your investment. The risks and uncertainties we describe are not the only ones facing us. Additional risks not presently known to us or that we currently deem immaterial may also impair our business operations.

FORWARD-LOOKING STATEMENTS

        This prospectus contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, which are subject to the "safe harbor" created by those sections. Forward-looking statements are based on our management's beliefs and assumptions and on information currently available to our management. All statements other than statements of historical facts are "forward-looking statements" for purposes of these provisions, including any projections or earnings. In some cases, you can identify forward-looking statements by terms such as "anticipate," "believe," "could," "estimate," "expect," "intend," "may," "plan," "potential," "predict," "project," "should," "will," "would" and similar expressions intended to identify forward-looking statements. These statements involve known and unknown risks, uncertainties and other factors, which may cause our actual results, performance, time frames or achievements to be materially different from any future results, performance, time frames or achievements expressed or implied by the forward-looking statements. We discuss many of these risks, uncertainties and other factors in this prospectus in greater detail under the heading "Risk Factors." Given these risks, uncertainties and other factors, you should not place undue reliance on these forward-looking statements. Also, these forward-looking statements represent our estimates and assumptions only as of the date of this filing. You should read this prospectus completely and with the understanding that our actual future results may be materially different from what we expect. We hereby qualify our forward-looking statements by these cautionary statements. Except as required by law, we assume no obligation to update these forward-looking statements publicly, or to update the reasons actual results could differ materially from those anticipated in these forward-looking statements, even if new information becomes available in the future.

USE OF PROCEEDS

        We will not receive any proceeds from the sale of shares of our common stock by the selling stockholders.

        The selling stockholders will pay any underwriting discounts and commissions and expenses incurred by the selling stockholders for brokerage, accounting, tax or legal services or any other expenses incurred by the selling stockholders in disposing of the shares. We will bear all other costs, fees and expenses incurred in effecting the registration of the shares covered by this prospectus, including, without limitation, all registration and filing fees and fees and expenses of our counsel and our accountants.

SELLING STOCKHOLDERS

        The Shares being offered by the selling stockholders are those shares of common stock previously issued, and those shares of common stock issuable to the selling stockholders upon exercise of the Warrants previously issued, in the November 2013 Financing. The Warrants are not being registered for resale. For additional information regarding the issuance of the Initial Shares and the Warrants, see "Prospectus Summary—Recent Financing Transactions" above. This prospectus covers the sale or other disposition by the selling stockholders or their transferees of up to the total number of Shares held by the selling stockholders.

        Pursuant to the November 2013 Registration Rights Agreement, we agreed to file a registration statement of which this prospectus is a part with the Securities and Exchange Commission, or the SEC, to register the disposition of the Shares.

        Each selling stockholder may sell some, all or none of its Shares. We do not know how long each selling stockholder will hold the Shares offered hereunder before selling them. We currently have no agreements, arrangements or understandings with any of the selling stockholders regarding the sale of any of the Shares by them other than the registration rights agreement referenced above. The Shares offered by this prospectus may be offered from time to time by the selling stockholders. As used in this prospectus, the term "selling stockholders" includes each selling stockholder listed below, and any donee, pledgee, transferee or other successor in interest selling shares received after the date of this prospectus from any selling stockholder as a gift, pledge, or other non-sale related transfer. The selling stockholders may have sold or transferred, in transactions exempt from the registration requirements of the Securities Act, some or all of their shares since the date on which the information in the table is presented. Any changes to the selling stockholder information and the names of any transferees, pledgees, donees and other successors in interest will be set forth in supplements to this prospectus as necessary.

        The table below lists each selling stockholder and other information known to us regarding the beneficial ownership (as determined under Section 13(d) of the Exchange Act and the rules and regulations thereunder) of the shares of common stock beneficially owned by such selling stockholder. Column (D) lists the percentage of shares of common stock beneficially owned by each selling stockholder as of December 3, 2013, based on 15,247,845 shares of our common stock outstanding as of such date. The number of shares in Column (E) represents all of the Shares that the applicable selling stockholder may offer under this prospectus. Columns (F) and (G) in the table below, which reflect shares of common stock beneficially owned after this offering, are prepared on the basis that all Shares being registered in this prospectus are resold to third parties.

	Shares of Common Stock Beneficially Owned Prior to the Offering						Shares of Common Stock Beneficially Owned After the Offering
Name of Selling Stockholder	(A) Outstanding Shares Beneficially Owned	(B) Shares Underlying Warrants and Options	(C) Total Shares Beneficially Owned	(D) Percentage	(E) Maximum Number of Shares of Common Stock to be Sold Pursuant to this Prospectus	(F) Number	(G) Percentage
Deerfield Special Situations Fund, L.P.(1)	115,904	23,181	139,085	*	139,085	0	0
Deerfield Special Situations International Master Fund, L.P.(1)	95,215	19,043	114,258	*	114,258	0	0

	Shares of Common Stock Beneficially Owned Prior to the Offering						Shares of Common Stock Beneficially Owned After the Offering
Name of Selling Stockholder	(A) Outstanding Shares Beneficially Owned	(B) Shares Underlying Warrants and Options	(C) Total Shares Beneficially Owned	(D) Percentage	(E) Maximum Number of Shares of Common Stock to be Sold Pursuant to this Prospectus	(F) Number	(G) Percentage
Biomedical Institutional Value Fund, L.P.(2)	58,849	11,770	70,619	*	70,619	0	0
Biomedical Offshore Value Fund, Ltd.(2)	129,906	25,981	155,887	1.0%	155,887	0	0
Biomedical Value Fund, L.P.(2)	225,365	45,073	270,438	1.8%	270,438	0	0
Class D Series of GEF-PS, L.P.(2)	96,011	19,202	115,213	*	115,213	0	0
David J. Morrison(2)	3,840	768	4,608	*	4,608	0	0
WS Investments II, LLC(2)	13,826	2,765	16,591	*	16,591	0	0
InterWest Partners IX, LP(3)	1,248,064	112,528	1,360,592	8.9%	506,686	853,906	5.6%
2B LLC(4)	70,373	14,075	84,448	*	84,448	0	0
Three Arch Opportunity Fund LP(4)	140,746	28,149	168,895	1.1%	168,895	0	0
Quintessence Fund L.P.(5)	64,954	12,991	77,945	*	77,945	0	0
QVT Fund IV LP(5)	79,557	15,911	95,468	*	95,468	0	0
QVT Fund V LP(5)	488,846	97,769	586,615	3.8%	586,615	0	0
Blackwell Partners LLC(6)	105,559	21,112	126,671	*	126,671	0	0
RA Capital Healthcare Fund, LP(6)	422,238	84,447	506,685	3.3%	506,685	0	0
Venrock Healthcare Capital Partners, L.P.(7)	594,906	118,981	713,887	4.6%	713,887	0	0
VHCP Co-Investment Holdings, LLC(7)	108,824	21,765	130,589	*	130,589	0	0
Vivo Ventures Fund VI, LP(8)	139,720	27,944	167,664	1.1%	167,664	0	0
Vivo Ventures VI Affiliates Fund, LP(8)	1,025	205	1,230	*	1,230	0	0
Vivo Ventures Fund VII, LP(9)	550,975	110,195	661,170	4.3%	661,170	0	0
Vivo Ventures VII Affiliates Fund, LP(9)	12,010	2,402	14,412	*	14,412	0	0

*
Less than one percent of the outstanding shares of common stock.

(1)
Deerfield MGMT, L.P. ("Deerfield MGMT") is the general partner, and Deerfield Management Company, L.P. ("Deerfield Management") is the investment advisor, of Deerfield Special Situations Fund, L.P. ("Deerfield SS Fund") and Deerfield Special Situations International Master Fund, L.P. ("Deerfield SS International"). James E. Flynn, president of the general partners of Deerfield MGMT and Deerfield Management, holds voting and dispositive power over the shares held by Deerfield SS Fund and Deerfield SS International. Mr. Flynn disclaims beneficial ownership of such shares except to the extent of his pecuniary interest therein. The address for each of Deerfield SS Fund and Deerfield Management is 780 Third Avenue, Floor 37, New York, NY 10017.

(2)
David Kroin, as Managing Director of Great Point Partners LLC, the Investment Manager for each of Biomedical Institutional Value Fund, L.P., Biomedical Offshore Value Fund, Ltd., Biomedical Value Fund, L.P., Class D Series of GEF-PS, L.P., David J. Morrison and WS Investments II, LLC (collectively, the "Great Point Selling Stockholders"), has the power to vote or dispose of the shares listed above. Mr. Kroin disclaims beneficial ownership of such shares except to the extent of his pecuniary interest therein. The address for the Great Point Selling Stockholders is 165 Mason Street, 3rd Floor, Greenwich, CT 06830.

(3)
InterWest Management Partners IX, LLC ("IMP IX") serves as the general partner of InterWest Partners IX, LP ("Interwest IX"). Philip T. Gianos, W. Stephen Holmes III, Gilbert H. Kliman and Arnold L. Oronsky are Managing Directors of IMP IX, and Nina Kjellson, Douglas A. Pepper, Bruce A. Cleveland and Khaled A. Nasr are Venture Members of IMP IX, and share voting and dispositive power over shares held by InterWest IX, and may be deemed to own beneficially the shares held by InterWest IX. Nina Kjellson is a director of the Company. Each of the Managing Directors and Venture Members of IMP IX disclaim beneficial ownership of such shares except to the extent of their pecuniary interest therein. The address for InterWest IX is 2710 Sand Hill Road, Suite 200, Menlo Park, CA 94025.

(4)
Richard Lin, as Manager of Longwood Capital Partners LLC, the general partner of Three Arch Opportunity Fund, L.P. and the investment advisor of 2B LLC, has voting and investment control over all shares held by Three Arch Opportunity Fund, L.P. and 2B LLC. Mr. Lin disclaims beneficial ownership over all shares held by Three Arch Opportunity Fund, L.P. and 2B LLC, except to the extent of his pecuniary interest therein. The address for Three Arch Opportunity Fund, L.P. and 2B LLC is 3200 Alpine Road, Portola Valley, CA 94028.

(5)
Management of Quintessence Fund L.P. ("Quintessence"), QVT Fund IV LP ("Fund IV") and QVT Fund V LP ("Fund V") is vested in their general partner, QVT Associates GP LLC ("QVT GP"), which may be deemed to beneficially own the securities held by Quintessence, Fund IV and Fund V. QVT Financial LP is the investment manager of Quintessence, Fund IV and Fund V and shares voting and investment control over the securities held by Quintessence, Fund IV and Fund V. QVT Financial GP LLC is the general partner of QVT Financial LP and as such has complete discretion in the management and control of the business affairs of QVT Financial LP. The managing members of QVT Financial GP LLC are Daniel Gold, Nicholas Brumm, Arthur Chu and Tracy Fu. Each of QVT Financial LP, QVT Financial GP LLC and the managing members of QVT Financial GP LLC disclaims beneficial ownership of the securities held by Quintessence, Fund IV and Fund V. The address for Quintessence, Fund IV and Fund V is 1177 Avenue of the Americas, 9th Floor, New York, NY 10036.

(6)
Peter Kolchinsky, as Manager of RA Capital Management, LLC, which is the general partner of RA Capital Healthcare Fund, LP and the investment advisor of Blackwell Partners, LLC, has voting and investment power over the shares held by Blackwell Partners, LLC and RA Capital Healthcare Fund, LP. Mr. Kolchinsky disclaims beneficial ownership over all shares held by Blackwell Partners, LLC and RA Capital Healthcare Fund, LP, except to the extent of any pecuniary interest in such shares. The address for Blackwell Partners, LLC and RA Capital Healthcare Fund, LP is 20 Park Plaza, Suite 1200, Boston, MA 02116.

(7)
VHCP Management, LLC ("VHCP Management") is the general partner of Venrock Healthcare Capital Partners, L.P. ("VHCP") and the manager of VHCP Co-Investment Holdings, LLC ("VHCP Co-Invest") and may be deemed to beneficially own the securities held by VHCP and VHCP Co-Invest. VHCP Management disclaims beneficial ownership over all shares held by VHCP and VHCP Co-Invest, except to the extent of any pecuniary interest in such shares. Anders Hove and Bryan Roberts are the managing members of VHCP Management. Drs. Hove and Roberts disclaim beneficial ownership over all shares held by VHCP, VHCP Co-Invest, and VHCP Management, except to the extent of any pecuniary interest in such shares. The address for VHCP and VHCP Co-Invest is 530 Fifth Avenue, 22nd Floor, New York, NY 10036.

(8)
Vivo Ventures VI, LLC ("Vivo VI LLC") is the sole general partner of each of Vivo Ventures Fund VI, LP ("Vivo VI LP") and Vivo Ventures VI Affiliates Fund, LP ("Vivo VI Affiliates LP"), and has voting and investment power over the shares held by Vivo VI LP and Vivo VI Affiliates LP. Vivo VI LLC disclaims beneficial ownership over all shares held by Vivo VI LP and Vivo VI Affiliates LP, except to the extent of its pecuniary interest in such shares. The address for each of Vivo VI LP and Vivo VI Affiliates LP is 575 High Street, Suite 201, Palo Alto, CA 94301.

(9)
Vivo Ventures VII, LLC ("Vivo VII LLC") is the sole general partner of each of Vivo Ventures Fund VII, LP ("Vivo VII LP") and Vivo Ventures VII Affiliates Fund, LP ("Vivo VII Affiliates LP"), and has voting and investment power over the shares held by Vivo VII LP and Vivo VII Affiliates LP. Vivo VII LLC disclaims beneficial ownership over all shares held by Vivo VII LP and Vivo VII Affiliates LP, except to the extent of its pecuniary interest in such shares. The address for each of Vivo VII LP and Vivo VII Affiliates LP is 575 High Street, Suite 201, Palo Alto, CA 94301.

PLAN OF DISTRIBUTION

        We are registering the shares of common stock issued to the selling stockholders and issuable upon exercise of the warrants issued to the selling stockholders in the November 2013 Financing to permit the resale of these shares of common stock by the holders of the shares of common stock and warrants from time to time after the date of this prospectus. We will not receive any of the proceeds from the sale by the selling stockholders of the shares of common stock. We will bear all fees and expenses incident to our obligation to register the shares of common stock.

        The selling stockholders may sell all or a portion of the shares of common stock beneficially owned by them and offered hereby from time to time directly or through one or more underwriters, broker-dealers or agents. If the shares of common stock are sold through underwriters or broker-dealers, the selling stockholders will be responsible for underwriting discounts or commissions or agent's commissions. The shares of common stock may be sold on any national securities exchange or quotation service on which the securities may be listed or quoted at the time of sale, in the over-the-counter market or in transactions otherwise than on these exchanges or systems or in the over-the-counter market and in one or more transactions at fixed prices, at prevailing market prices at the time of the sale, at varying prices determined at the time of sale, or at negotiated prices. These sales may be effected in transactions, which may involve crosses or block transactions. The selling stockholders may use any one or more of the following methods when selling shares:

  •
  ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

  •
  block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

  •
  purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

  •
  an exchange distribution in accordance with the rules of the applicable exchange;

  •
  privately negotiated transactions;

  •
  settlement of short sales entered into after the effective date of the registration statement of which this prospectus is a part;

  •
  broker-dealers may agree with the selling stockholder to sell a specified number of such shares at a stipulated price per share;

  •
  through the writing or settlement of options or other hedging transactions, whether such options are listed on an options exchange or otherwise;

  •
  a combination of any such methods of sale; and

  •
  any other method permitted pursuant to applicable law.

        The selling stockholders also may resell all or a portion of the shares in open market transactions in reliance upon Rule 144 under the Securities Act, as permitted by that rule, or Section 4(1) under the Securities Act, if available, rather than under this prospectus, provided that they meet the criteria and conform to the requirements of those provisions.

        Broker-dealers engaged by the selling stockholders may arrange for other broker-dealers to participate in sales. If the selling stockholders effect such transactions by selling shares of common stock to or through underwriters, broker-dealers or agents, such underwriters, broker-dealers or agents may receive commissions in the form of discounts, concessions or commissions from the selling stockholders or commissions from purchasers of the shares of common stock for whom they may act as agent or to whom they may sell as principal. Such commissions will be in amounts to be negotiated, but, except as set forth in a supplement to this prospectus, in the case of an agency transaction will not be in excess of a customary brokerage commission in compliance with applicable FINRA rules; and in the case of a principal transaction a markup or markdown in compliance with applicable FINRA rules.

        In connection with sales of the shares of common stock or otherwise, the selling stockholders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the shares of common stock in the course of hedging in positions they assume. The selling stockholders may also sell shares of common stock short and if such short sale shall take place after the date that this registration statement is declared effective by the SEC, the selling stockholders may deliver shares of common stock covered by this prospectus to close out short positions and to return borrowed shares in connection with such short sales. The selling stockholders may also loan or pledge shares of common stock to broker-dealers that in turn may sell such shares, to the extent permitted by applicable law. The selling stockholders may also enter into option or other transactions with broker-dealers or other financial institutions or the creation of one or more derivative securities which require the delivery to such broker-dealer or other financial institution of shares offered by this prospectus, which shares such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction). Notwithstanding the foregoing, the selling stockholders have been advised that they may not use shares registered on this registration statement to cover short sales of our common stock made prior to the date the registration statement, of which this prospectus forms a part, has been declared effective by the SEC.

        The selling stockholders may, from time to time, pledge or grant a security interest in some or all of the Warrants or shares of common stock owned by them and, if they default in the performance of their secured obligations, the pledgees or secured parties may offer and sell the shares of common stock from time to time pursuant to this prospectus or any amendment to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act, amending, if necessary, the list of selling stockholders to include the pledgee, transferee or other successors in interest as selling stockholders under this prospectus. The selling stockholders also may transfer and donate the shares of common stock in other circumstances in which case the transferees, donees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this prospectus.

        The selling stockholders and any broker-dealer or agents participating in the distribution of the shares of common stock may be deemed to be "underwriters" within the meaning of Section 2(11) of the Securities Act in connection with such sales. In such event, any commissions paid, or any discounts or concessions allowed to, any such broker-dealer or agent and any profit on the resale of the shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act. Selling stockholders who are "underwriters" within the meaning of Section 2(11) of the Securities Act will be subject to the applicable prospectus delivery requirements of the Securities Act including Rule 172 thereunder and may be subject to certain statutory liabilities of, including but not limited to, Sections 11, 12 and 17 of the Securities Act and Rule 10b-5 under the Securities Exchange Act of 1934, as amended, or the Exchange Act.

        Each selling stockholder has informed us that it is not a registered broker-dealer and does not have any written or oral agreement or understanding, directly or indirectly, with any person to distribute the common stock. Upon our being notified in writing by a selling stockholder that any material arrangement has been entered into with a broker-dealer for the sale of common stock through a block trade, special offering, exchange distribution or secondary distribution or a purchase by a broker or dealer, a supplement to this prospectus will be filed, if required, pursuant to Rule 424(b) under the Securities Act, disclosing (i) the name of each such selling stockholder and of the participating broker-dealer(s), (ii) the number of shares involved, (iii) the price at which such the shares of Common Stock were sold, (iv) the commissions paid or discounts or concessions allowed to such broker-dealer(s), where applicable, (v) that such broker-dealer(s) did not conduct any investigation to verify the information set out or incorporated by reference in this prospectus, and (vi) other facts material to the transaction. In no event shall any broker-dealer receive fees, commissions and markups, which, in the aggregate, would exceed eight percent (8.0%).

        Under the securities laws of some states, the shares of common stock may be sold in such states only through registered or licensed brokers or dealers. In addition, in some states the shares of common stock may not be sold unless such shares have been registered or qualified for sale in such state or an exemption from registration or qualification is available and is complied with.

        There can be no assurance that any selling stockholder will sell any or all of the shares of stock registered pursuant to this registration statement, of which this prospectus forms a part.

        Each selling stockholder and any other person participating in such distribution will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, including, without limitation, to the extent applicable, Regulation M of the Exchange Act, which may limit the timing of purchases and sales of any of the shares of common stock by the selling stockholder and any other participating person. To the extent applicable, Regulation M may also restrict the ability of any person engaged in the distribution of the shares of common stock to engage in market-making activities with respect to the shares of common stock. All of the foregoing may affect the marketability of the shares of common stock and the ability of any person or entity to engage in market-making activities with respect to the shares of common stock.

        We will pay all expenses of the registration of the shares of common stock pursuant to the November 2013 Registration Rights Agreement, including, without limitation, Securities and Exchange Commission filing fees and expenses of compliance with state securities or "blue sky" laws; provided, however, that each selling stockholder will pay all underwriting discounts and selling commissions, if any and any related legal expenses incurred by it. We will indemnify the selling stockholders against certain liabilities, including some liabilities under the Securities Act, in accordance with the November 2013 Registration Rights Agreement, or the selling stockholders will be entitled to contribution. We may be indemnified by the selling stockholders against civil liabilities, including liabilities under the Securities Act, that may arise from any written information furnished to us by the selling stockholders specifically for use in this prospectus, in accordance with the related registration rights agreements, or we may be entitled to contribution.

        To the extent permitted by applicable law, this plan of distribution may be modified in a prospectus supplement or otherwise.

 LEGAL MATTERS

        The validity of the securities being offered by this prospectus will be passed upon by Goodwin Procter LLP, Boston, Massachusetts.

EXPERTS

        The financial statements of Ocera Therapeutics, Inc. appearing in our Current Report on Form 8-K/A filed on September 27, 2013, for the year ended December 31, 2012, has been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their report thereon (which contains an explanatory paragraph describing conditions that raise substantial doubt about the Company's ability to continue as a going concern as described in Note 1 to the financial statements) incorporated by reference therein, and incorporated herein by reference. Such financial statements are incorporated herein by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

        This prospectus is part of a registration statement that we have filed with the SEC. Certain information in the registration statement has been omitted from this prospectus in accordance with the rules of the SEC. We are a public company and file proxy statements, annual, quarterly and special reports and other information with the SEC. The registration statement, such reports and other information can be inspected and copied at the Public Reference Room of the SEC located at 100 F Street, N.E., Washington D.C. 20549. Copies of such materials, including copies of all or any portion of the registration statement, can be obtained from the Public Reference Room of the SEC at prescribed rates. You can call the SEC at 1-800-SEC-0330 to obtain information on the operation of the Public Reference Room. Such materials may also be accessed electronically by means of the SEC's home page on the Internet (www.sec.gov).

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

        The SEC allows us to "incorporate by reference" the information we file with it, which means that we can disclose important information to you by referring you to those documents instead of having to repeat the information in this prospectus. The information incorporated by reference is considered to be part of this prospectus, and later information that we file with the SEC will automatically update and supersede this information. We incorporate by reference the documents listed below that we have filed with the SEC:

  •
  our Annual Report on Form 10-K for the year ended December 31, 2012, filed on March 28, 2013, as amended by Amendment No. 1 on Form 10-K/A filed on April 30, 2013;

  •
  our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2013, June 30, 2013 and September 30, 2013, filed on May 14, 2013, August 14, 2013 and November 14, 2013, respectively;

  •
  our Current Reports on Form 8-K filed on January 3, 2013, February 12, 2013, March 13, 2013, April 24, 2013, April 29, 2013 (as amended on May 3, 2013), May 9, 2013, July 3, 2013, July 16, 2013 (as amended on September 27, 2013), August 19, 2013, September 5, 2013, September 17, 2013 (as amended on September 27, 2013), October 16, 2013 and November 6, 2013;

  •
  our definitive proxy statement on Schedule 14A filed on November 15, 2013; and

  •
  the description of our common stock contained in the Registration Statement on Form 8-A filed on April 1, 2011, and any further amendment or report filed thereafter for the purpose of updating such description.

        We also incorporate by reference into this prospectus all documents (other than current reports furnished under Item 2.02 or Item 7.01 of Form 8-K and exhibits filed on such form that are related to such items) that are filed by us with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act (i) after the date of the initial filing of the registration statement of which this prospectus is a part and prior to effectiveness of the registration statement, or (ii) after the date of this prospectus until we sell all of the shares covered by this prospectus or the sale of shares by us pursuant to this prospectus is terminated.

        You may access our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and amendments to any of these reports, free of charge on the SEC's website. You may also access the documents incorporated by reference on our website at www.ocerainc.com. Other than the foregoing documents incorporated by reference, the information contained in, or that can be accessed through, our website is not part of this prospectus.

        In addition, we will furnish without charge to each person, including any beneficial owner, to whom a prospectus is delivered, on written or oral request of such person, a copy of any or all of the documents incorporated by reference in this prospectus (not including exhibits to such documents, unless such exhibits are specifically incorporated by reference in this prospectus or into such documents). Such requests may be directed to Investor Relations, Ocera Therapeutics, Inc., 525 University Avenue, Suite 610, Palo Alto, California, 94301 or call (650) 475-0150.

PROSPECTUS

                       , 2013

PART II

INFORMATION NOT REQUIRED IN THE PROSPECTUS

Item 14.    Other Expenses of Issuance and Distribution.

        The following table sets forth the estimated costs and expenses, other than underwriting discounts and commissions, payable by the registrant in connection with the offering of the securities being registered. All the amounts shown are estimates, except for the SEC registration fee.

SEC registration fee	$6,104
Accounting fees and expenses	15,000
Legal fees and expenses	30,000
Printing and miscellaneous expenses	5,000

Total	$56,104

Item 15.    Indemnification of Directors and Officers.

        Section 145 of the Delaware General Corporation Law permits a corporation to include in its charter documents, and in agreements between the corporation and its directors and officers, provisions expanding the scope of indemnification beyond that specifically provided by the current law.

        The registrant's amended and restated certificate of incorporation provides for the indemnification of directors to the fullest extent permissible under Delaware law.

        The registrant's amended and restated by-laws provide for the indemnification of officers, directors and third parties acting on the registrant's behalf if such persons act in good faith and in a manner reasonably believed to be in and not opposed to the registrant's best interest, and, with respect to any criminal action or proceeding, such indemnified party had no reason to believe his or her conduct was unlawful.

        The registrant has entered into indemnification agreements with each of its directors and executive officers, in addition to the indemnification provisions provided for in its charter documents, and the registrant intends to enter into indemnification agreements with any new directors and executive officers in the future. These agreements provide for indemnification for all reasonable expenses and liabilities incurred in connection with any action or proceeding brought against them by reason of the fact that they are or were agents of the registrant.

        The registrant has purchased and maintains insurance on behalf of any person who is or was a director or officer against any loss arising from any claim asserted against him or her and incurred by him or her in that capacity, subject to certain exclusions and limits of the amount of coverage.

        These indemnification provisions and the indemnification agreements entered into between the registrant and its officers and directors may be sufficiently broad to permit indemnification of the registrant's officers and directors for liabilities (including reimbursement of expenses incurred) arising under the Securities Act.

Item 16.    Exhibits.

        The exhibits listed in the Exhibit Index immediately preceding the exhibits are filed as part of this registration statement on Form S-3.

Item 17.    Undertakings.

        The undersigned registrant hereby undertakes:

  (1)
  To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

  (i)
  To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, or the Securities Act;

  (ii)
  To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

  (iii)
  To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

    provided, however, that paragraphs (1)(i), (1)(ii) and (1)(iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934, or the Exchange Act, that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

  (2)
  That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

  (3)
  To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

  (4)
  That, for the purpose of determining liability under the Securities Act to any purchaser:

  (i)
  If the registrant is relying on Rule 430B:

  (a)
  Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

  (b)
  Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; or

    (ii)
    If the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

  (5)
  That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

  (i)
  Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

  (ii)
  Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

  (iii)
  The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

  (iv)
  Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

        The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Palo Alto, State of California, on the 6th day of December, 2013.

OCERA THERAPEUTICS, INC.
By:	/s/ LINDA S. GRAIS, M.D.
Name:	Linda S. Grais, M.D.
Title:	Chief Executive Officer and President

POWER OF ATTORNEY

        KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby severally constitutes and appoints Linda S. Grais, M.D. and Jeryl L. Hilleman, and each of them singly (with full power to each of them to act alone), as such person's true and lawful attorney in fact and agent, with full power of substitution and resubstitution, for such person and in such person's name, place, and stead, in any and all capacities, to sign any and all amendments (including post effective amendments, exhibits thereto and other documents in connection therewith) to this registration statement and any subsequent registration statement filed by the registrant pursuant to Rule 462(b) of the Securities Act of 1933, as amended, which relates to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys in fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as such person might or could do in person, hereby ratifying and confirming all that said attorneys in fact and agents, or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities indicated below on December 6, 2013.

Signature	Title

/s/ LINDA S. GRAIS, M.D. Linda S. Grais, M.D.	Chief Executive Officer and President (Principal Executive Officer)
/s/ JERYL L. HILLEMAN Jeryl L. Hilleman	Chief Financial Officer and Secretary (Principal Financial and Accounting Officer)
/s/ ECKARD WEBER, M.D. Eckard Weber, M.D.	Chairman of the Board of Directors
/s/ JEAN-PAUL CASTAIGNE, M.D. Jean-Paul Castaigne, M.D.	Director

Signature	Title

/s/ ANNE VANLENT Anne VanLent	Director
/s/ LARS G. EKMAN, M.D., PH.D. Lars G. Ekman, M.D., Ph.D.	Director
/s/ NINA KJELLSON Nina Kjellson	Director
/s/ PRATIK SHAH, PH.D. Pratik Shah, Ph.D.	Director
/s/ MICHAEL POWELL, PH.D. Michael Powell, Ph.D.	Director
/s/ FRANCK S. ROUSSEAU, M.D. Franck S. Rousseau, M.D.	Director

EXHIBIT INDEX

4.1	Specimen common stock certificate (Incorporated by reference to Exhibit 4.1 of the registrant's Current Report on Form 8-K, filed on July 15, 2013).
4.2
Form of Warrant to Purchase Common Stock, dated November 8, 2013, issued by the registrant (Incorporated by reference to Exhibit 4.1 of the registrant's Current Report on Form 8-K filed on November 6, 2013).
4.3
Registration Rights Agreement, dated as of November 5, 2013, by and among the registrant and the purchasers listed therein (Incorporated by reference to Exhibit 10.2 to the registrant's Current Report on Form 8-K, filed on November 6, 2013).
5.1	Opinion of Goodwin Procter LLP.
10.1
Securities Purchase Agreement, dated as of November 5, 2013, by and among the registrant and the purchasers listed therein (Incorporated by reference to Exhibit 10.1 of the registrant's Current Report on Form 8-K, filed on November 6, 2013).
23.1	Consent of Independent Registered Public Accounting Firm.
23.2	Consent of Goodwin Procter LLP (included in Exhibit 5.1).
24.1	Power of attorney (included on signature page).